Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

PROMETHEUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	5,390,313 (2)	$119.50 (3)	$644,142,403.50 (3)	$110.20 per $1,000,000	$70,984.49
Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,208,062 (4)	$119.50 (3)	$144,363,409.00 (3)	$110.20 per $1,000,000	$15,908.85
Total Offering Amounts					$788,505,812.50		$86,893.34
Total Fee Offsets (5)							$—
Net Fee Due							$86,893.34
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the Prometheus Biosciences, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and the Prometheus Biosciences, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)
Represents 5,390,313 shares of common stock available for future issuance under the 2021 Plan or that may become issuable under the 2021 Plan pursuant to its terms.
(3)
Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on February 22, 2023, which date is within five business days prior to filing this registration statement.
(4)
Represents 1,208,062 shares of common stock available for future issuance under the ESPP or that may become issuable under the ESPP pursuant to its terms.
(5)
The Registrant does not have any fee offsets.